Exhibit 10.8

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 27th day of December, 2007

AMONG:

MARINE PARK HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business at 850 Third Avenue, Suite 1801, New York, New York 10022 (“Marine Park”)

AND:

NEWCARDIO, INC. , a company formed pursuant to the laws of the State of Delaware and having an office for business located at 2033 Gateway Plaza, Suite 500, San Jose, California 95110 ("NewCardio")

AND:

the holders of NewCardio equity, each of whom are set forth on the signature page of this Agreement (the “NewCardio Shareholders”)

 WHEREAS:

A.   The NewCardio Shareholders own such number of (i) shares of common stock, $0.0001 par value (“NewCardio Common Shares”), (ii) shares of preferred stock, $0.0001 par value (“NewCardio Preferred Shares”), (iii) debt obligations convertible into shares of common stock, $0.0001 par value (“NewCardio Convertible Debt”), and (iv) options and/or warrants convertible into shares of common stock, $0.0001 par value (“NewCardio Convertible Securities”) as set forth on Exhibit “A” annexed hereto, collectively being 100% of the presently issued and outstanding NewCardio equity on a fully converted basis;

B.   Marine Park is a reporting company whose common stock is quoted on the Over-the-Counter Bulletin Board; and

C.   The respective Boards of Directors of Marine Park and NewCardio deem it advisable and in the best interests of Marine Park and NewCardio that NewCardio become a wholly-owned subsidiary of Marine Park (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1   In this Agreement the following terms will have the following meanings:

(a)	“ Acquisition ” means the Acquisition, at the Closing, of NewCardio by Marine Park pursuant to this Agreement;

(b)	“ Acquisition Shares ” means the Marine Park Common Shares, set forth on Exhibit “A,” to be issued to the NewCardio Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“ Agreement ” means this share exchange agreement among Marine Park, NewCardio, and the NewCardio Shareholders;

(d)	“ Closing ” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)
“ Closing Date ” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than January 5, 2008;

(f)
“ Marine Park Accounts Payable and Liabilities ” means all accounts payable and liabilities of Marine Park, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Marine Park and its subsidiaries (other than a Marine Park Material Contract) as of September 30, 2007 as set forth is Schedule “A” hereto;

(g)	“ Marine Park Accounts Receivable ” means all accounts receivable and other debts owing to Marine Park, on a consolidated basis, as of September 30, 2007 as set forth in Schedule “B” hereto;

(h)
“ Marine Park Assets ” means the undertaking and all the property and assets of the Marine Park Business of every kind and description wheresoever situated including, without limitation, Marine Park Equipment, Marine Park Inventory, Marine Park Material Contracts, Marine Park Accounts Receivable, Marine Park Cash, Marine Park Intangible Assets and Marine Park Goodwill, and all credit cards, charge cards and banking cards issued to Marine Park;

(i)
“ Marine Park Bank Accounts ” means all of the bank accounts, lock boxes and safety deposit boxes of Marine Park and its subsidiaries or relating to the Marine Park Business as set forth in Schedule “C” hereto;

(j)	“ Marine Park Business ” means all aspects of any business conducted by Marine Park and its subsidiaries;

(k)	“ Marine Park Cash ” means all cash on hand or on deposit to the credit of Marine Park and its subsidiaries on the Closing Date;

(l)	“ Marine Park Common Shares ” means the shares of common stock in the capital of Marine Park;

(m)	“ Marine Park Debt to Related Parties ” means the debts owed by Marine Park to any affiliate, director or officer of Marine Park as described in Schedule “D” hereto;

(n)
“ Marine Park Equipment ” means all machinery, equipment, furniture, and furnishings used in the Marine Park Business, including, without limitation, the items more particularly described in Schedule “E” hereto;

(o)
“ Marine Park Financial Statements ” means, collectively, the audited consolidated financial statements of Marine Park for the fiscal year ended December 31, 2006, together with the unqualified auditors' report thereon, and the unaudited consolidated financial statements of Marine Park for the three month period ended September 30, 2007, true copies of which are attached as Schedule “F” hereto;

(p)
“ Marine Park Goodwill” means the goodwill of the Marine Park Business including the right to all corporate, operating and trade names associated with the Marine Park Business, or any variations of such names as part of or in connection with the Marine Park Business, all books and records and other information relating to the Marine Park Business, all necessary licenses and authorizations and any other rights used in connection with the Marine Park Business;

(q)	“ Marine Park Insurance Policies ” means the public liability insurance and insurance against loss or damage to the Marine Park Assets and the Marine Park Business as described in Schedule “G” hereto;

(r)
“ Marine Park Intangible Assets " means all of the intangible assets of Marine Park and its subsidiaries, including, without limitation, Marine Park Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Marine Park and its subsidiaries;

(s)	“ Marine Park Inventory ” means all inventory and supplies of the Marine Park Business as of September 30, 2007, as set forth in Schedule “H” hereto; and

(t)
“ Marine Park Material Contracts ” means the burden and benefit of and the right, title and interest of Marine Park and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Marine Park or its subsidiaries are entitled whereunder Marine Park or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “I” hereto.

(u)
“ NewCardio Accounts Payable and Liabilities ” means all accounts payable and liabilities of NewCardio, due and owing or otherwise constituting a binding obligation of NewCardio (other than a NewCardio Material Contract) as of September 30, 2007 as set forth in Schedule “J” hereto;

(v)	“ NewCardio Accounts Receivable ” means all accounts receivable and other debts owing to NewCardio, as of September 30, 2007 as set forth in Schedule “K” hereto;

(w)
“ NewCardio Assets “ means the undertaking and all the property and assets of the NewCardio Business of every kind and description wheresoever situated including, without limitation, NewCardio Equipment, NewCardio Inventory, NewCardio Material Contracts, NewCardio Accounts Receivable, NewCardio Cash, NewCardio Intangible Assets and NewCardio Goodwill, and all credit cards, charge cards and banking cards issued to NewCardio;

(x)	“ NewCardio Bank Accounts ” means all of the bank accounts, lock boxes and safety deposit boxes of NewCardio or relating to the NewCardio Business as set forth in Schedule “L” hereto;

(y)
“ NewCardio Bridge Warrants ” shall mean any warrant to purchase or otherwise acquire shares of capital stock of NewCardio issued in connection with a NewCardio financing transaction upon NewCardio’s consummation of such financing event;

(z)	“ NewCardio Business ” means all aspects of the business conducted by NewCardio;

(aa)	“ NewCardio Cash ” means all cash on hand or on deposit to the credit of NewCardio on the Closing Date;

(bb)	“ NewCardio Common Warrants ” shall mean warrants to purchase or otherwise acquire NewCardio Shares, which were issued in connection with NewCardio’s Series A-2 Preferred Stock financing;

(cc)
“ NewCardio Debt to Related Parties ” means the debts owed by NewCardio and its subsidiaries to the NewCardio Shareholders or to any family member thereof, or to any affiliate, director or officer of NewCardio or the NewCardio Shareholders as described in Schedule “M”;

(dd)
“ NewCardio Equipment ” means all machinery, equipment, furniture, and furnishings used in the NewCardio Business, including, without limitation, the items more particularly described in Schedule “N” hereto;

(ee)
“ NewCardio Financial Statements ” means collectively, the audited financial statements of NewCardio for the two fiscal years ended December 31, 2006, together with the unqualified auditors' report thereon, and the unaudited consolidated financial statements of NewCardio for the nine month period ended September 30, 2007, true copies of which are attached as Schedule “O” hereto;

(ff)
“ NewCardio Goodwill ” means the goodwill of the NewCardio Business together with the exclusive right of Marine Park to represent itself as carrying on the NewCardio Business in succession of NewCardio subject to the terms hereof, and the right to use any words indicating that the NewCardio Business is so carried on including the right to use the name "NewCardio” or “NewCardio International" or any variation thereof as part of the name of or in connection with the NewCardio Business or any part thereof carried on or to be carried on by NewCardio, the right to all corporate, operating and trade names associated with the NewCardio Business, or any variations of such names as part of or in connection with the NewCardio Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the NewCardio Business, all necessary licenses and authorizations and any other rights used in connection with the NewCardio Business;

(gg)	“ NewCardio Insurance Policies ” means the public liability insurance and insurance against loss or damage to NewCardio Assets and the NewCardio Business as described in Schedule “P” hereto;

(hh)
“ NewCardio Intangible Assets ” means all of the intangible assets of NewCardio, including, without limitation, NewCardio Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of NewCardio and its subsidiaries;

(ii)	“ NewCardio Inventory ” means all inventory and supplies of the NewCardio Business as of September 30, 2007 as set forth in Schedule “Q” hereto;

(jj)
“ NewCardio Material Contracts ” means the burden and benefit of and the right, title and interest of NewCardio in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which NewCardio is entitled in connection with the NewCardio Business whereunder NewCardio is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “R” hereto;

(kk)	“NewCardio Option ” shall mean any option to purchase or otherwise acquire NewCardio Shares (whether or not vested) outstanding under any NewCardio Option Plan;

(ll)
“NewCardio Option Plan” shall mean (i) NewCardio’s 2004 Equity Incentive Plan and (ii) any other compensatory option plans or contracts of NewCardio, including option plans or contracts assumed by the NewCardio pursuant to a merger or acquisition;

(mm)
“ NewCardio Related Party Debts ” means the debts owed by the NewCardio Shareholders or by any family member thereof, or by any affiliate, director or officer of NewCardio or the NewCardio Shareholders, to NewCardio as described in Schedule “S”;

(nn)
“ NewCardio Shares ” means all of the issued and outstanding shares of common stock, $0.0001 par value, of NewCardio, whether or not certificates have been issues with respect to such shares, and shares of common stock issuable upon conversion and/or exercise of all NewCardio Preferred Shares and NewCardio Convertible Debt;

(oo)	“ NewCardio Warrants ” shall mean the NewCardio Common Warrants and the NewCardio Bridge Warrants;

(pp)	“ Place of Closing ” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Marine Park and NewCardio may mutually agree upon; and

(qq)
“ Return to Treasury Agreement ” means the Return to Treasury Agreement to be entered into on the Closing Date between Marine Park and Harborview Master Fund L.P. and Diverse Trading Ltd. in the form attached hereto as Exhibit “B.”

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2   The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3   Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Marine Park

Schedule “A”	Marine Park Accounts Payable and Liabilities
Schedule “B”	Marine Park Accounts Receivable
Schedule “C”	Marine Park Bank Accounts
Schedule “D”	Marine Park Debts to Related Parties
Schedule “E”	Marine Park Equipment
Schedule “F”	Marine Park Financial Statements
Schedule “G”	Marine Park Insurance Policies
Schedule “H”	Marine Park Inventory
Schedule “I”	Marine Park Material Contracts

Information concerning NewCardio

Schedule “J”	NewCardio Accounts Payable and Liabilities
Schedule “K”	NewCardio Accounts Receivable
Schedule “L”	NewCardio Bank Accounts
Schedule “M”	NewCardio Debts to Related Parties
Schedule “N”	NewCardio Equipment
Schedule “O”	NewCardio Financial Statements
Schedule “P”	NewCardio Insurance Policies
Schedule “Q”	NewCardio Inventory
Schedule “R”	NewCardio Material Contracts
Schedule “S”	NewCardio Related Party Debts

Exhibits

Exhibit “A”	Share Exchange Structure
Exhibit “B”	Return to Treasury Agreement
Exhibit “C”	Director Nominees
Exhibit “D”	Certificate of Designation
Exhibit “E”	Form of Legal Opinion

Severability of Clauses

1.4   If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1   The NewCardio Shareholders hereby agree to sell to Marine Park the NewCardio Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Marine Park on the Closing Date a 100% undivided interest in and to the NewCardio Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

2.2	Treatment of NewCardio Options .

(a)   At the Closing, by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any shares of NewCardio Options, each NewCardio Option that is issued and outstanding immediately prior to the Closing Date, whether or not then exercisable, will be assumed by Marine Park and converted automatically into an option to purchase Marine Park Common Shares (“ Assumed Options ”) as set forth below. Each Assumed Option will continue to have, and be subject to, the same terms and conditions set forth in the NewCardio Option Plan and the agreements evidencing the grant thereof immediately prior to the Closing Date, including provisions with respect to vesting and the number of whole shares they shall be exercisable for of Marine Park Common Shares . It is the intention of the parties that each Assumed Option that qualified as an incentive stock option (as defined in Section 422 of the Code) shall continue to so qualify, to the maximum extent permissible, following the Closing Date.

(b)   Promptly following the Closing Date, Marine Park shall issue to each holder of a NewCardio Option that was assumed by Marine Park pursuant to Section 2.2(a) a document evidencing the assumption of such NewCardio Option by Marine Park.

(c)   Following the Closing Date, Marine Park will be able to grant stock awards, to the extent permissible by applicable Law and regulations, under the terms of the NewCardio Option Plan or the terms of another plan adopted by Marine Park to issue the reserved but unissued NewCardio Shares under such NewCardio Option Plan and the shares that would otherwise return to the NewCardio Option Plan pursuant to Section 4(b) thereof (which provides that NewCardio Shares subject to unexercised portions of any award granted thereunder that expires or otherwise terminates will return and may be used for awards to be granted under the NewCardio Option Plan), except that (i) NewCardio Shares covered by such awards will be shares of Marine Park Common Shares and (ii) all references to a number of NewCardio Shares will be changed to reference Marine Park Common Shares. Notwithstanding the foregoing, neither NewCardio, nor any NewCardio Stockholder, nor any holder of a NewCardio Option, makes any representation or warranty or shall have any obligation or any liability whatsoever, including without limitation any indemnification obligation under this Agreement, or be required to take any action with respect to or arising out of this Section  2.2(c).

2.3	Treatment of NewCardio Warrants .

(a)   At the Closing, by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any shares of NewCardio Warrants, each NewCardio Warrant that is issued and outstanding immediately prior to the Closing Date will be assumed by Marine Park and converted automatically into a warrant to purchase a number of shares of Marine Park Common Shares as set forth in the agreements evidencing such NewCardio Warrant at the exercise price set forth in the agreements evidencing such NewCardio Warrant.

(b)   Promptly following the Closing Date, Marine Park shall issue to each holder of a NewCardio Warrant that was assumed by Marine Park pursuant to Section   2.3(a)   a document evidencing the assumption of such NewCardio Warrant by Marine Park.

2.4   Treatment of Restricted Stock Grants . Notwithstanding anything herein to the contrary, each NewCardio Shareholder who originally purchased NewCardio Shares pursuant to a restricted stock purchase agreement or other agreement, in any case outside the NewCardio Option Plan, which provides for the release or vesting of such NewCardio Shares over the course of time, and as of the Closing Date, all or any portion of the Acquisition Shares exchange therewith shall remain subject to release or vesting pursuant to such agreement, and such NewCardio Shareholder agrees that the portion of Acquisition Shares remaining subject to release or vesting as of the Closing Date shall continue to remain subject to release or vesting upon and following the Closing Date subject to the terms and conditions set forth in the agreement through which such NewCardio Shares were originally issued. At the Closing, by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any such NewCardio Shares, Marine Park shall assume all of NewCardio’s rights and obligations under such agreements with respect to the release or vesting of such Acquisition Shares upon and following the Closing Date.

2.5   Treatment of NewCardio Preferred Shares and NewCardio Convertible Debt . On the Closing Date, by virtue of the sale to Marine Park of the NewCardio Shares in exchange for the Acquisition Shares, the NewCardio Shareholders who previously held NewCardio Preferred Shares and/or NewCardio Convertible Debt hereby confirm the conversion thereof and agree that such NewCardio Preferred Shares and/or NewCardio Convertible Debt shall automatically be cancelled and extinguished, without any action on the part of the holder thereof, in exchange for the right to receive the Acquisition Shares at the Closing. All such NewCardio Preferred Shares and/or NewCardio Convertible Debt shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such in accordance with this Agreement. Furthermore, the NewCardio Shareholders hereby waive any requirement or obligation of NewCardio to provided any notice or take any other actions with respect to the conversion of the NewCardio Preferred Shares and/or NewCardio Convertible Debt.

Allocation of Consideration

2.6   The Acquisition Shares shall be allocated to the NewCardio Shareholders on the basis of one Acquisition Share for each one NewCardio Share held by a NewCardio Shareholder as set forth in Schedule 2.2 attached hereto.

Adherence with Applicable Securities Laws

2.7   The NewCardio Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933 , as amended) directly or indirectly unless:

(a)	the sale is to Marine Park;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Marine Park an opinion of counsel to that effect or such other written opinion as may be reasonably required by Marine Park.

The NewCardio Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF MARINE PARK

Representations and Warranties

3.1   Marine Park hereby represents and warrants in all material respects to NewCardio and the NewCardio Shareholders, with the intent that NewCardio and the NewCardio Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Marine Park - Corporate Status and Capacity

(a)
Incorporation . Marine Park is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business . Marine Park conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. Marine Park is duly authorized to carry on such business in the State of New York. The nature of the Marine Park Business does not require Marine Park to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity . Marine Park has the corporate power, capacity and authority to own the Marine Park Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing . Marine Park is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, Marine Park filed a registeration statement under the Securities Act of 1933 and are quoted on the Over-the-Counter Bulletin Board, and all reports required to be filed by Marine Park with the Securities and Exchange Commission or NASD have been filed;

Marine Park - Capitalization

(e)
Authorized Capital . The authorized capital of Marine Park consists of 99,000,000 Marine Park Common Shares, $0.001 par value and 1,000,000 shares of preferred stock, $0.001 par value, of which 10,940,000 Marine Park Common Shares, and no shares of preferred stock are presently issued and outstanding;

(f)
No Option, Warrant or Other Right . No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Marine Park Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Marine Park;

Marine Park - Records and Financial Statements

(g)
Charter Documents . The charter documents of Marine Park and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Marine Park or its subsidiaries, as the case may be;

(h)
Corporate Minute Books . The corporate minute books of Marine Park and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Marine Park and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Marine Park and its subsidiaries. Marine Park and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(i)
Marine Park Financial Statements . The Marine Park Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Marine Park, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Marine Park Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
Marine Park Accounts Payable and Liabilities . There are no material liabilities, contingent or otherwise, of Marine Park or its subsidiaries which are not disclosed in Schedule “A” hereto or reflected in the Marine Park Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Marine Park Financial Statements, and neither Marine Park nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Marine Park as of September 30, 2007, are described in Schedule “A” hereto;

(k)
Marine Park Accounts Receivable . All the Marine Park Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Marine Park, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Marine Park as of September 30, 2007, are described in Schedule “B” hereto;

(l)	Marine Park Bank Accounts . All of the Marine Park Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto;

(m)
No Debt to Related Parties . Except as disclosed in Schedule “D” hereto, neither Marine Park nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Marine Park except accounts payable on account of bona fide business transactions of Marine Park incurred in normal course of the Marine Park Business, including employment agreements, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to Marine Park . No director or officer or affiliate of Marine Park is now indebted to or under any financial obligation to Marine Park or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(o)	No Dividends . No dividends or other distributions on any shares in the capital of Marine Park have been made, declared or authorized since the date of Marine Park Financial Statements;

(p)
No Payments . No payments of any kind have been made or authorized since the date of the Marine Park Financial Statements to or on behalf of officers, directors, shareholders or employees of Marine Park or its subsidiaries or under any management agreements with Marine Park or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans . There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Marine Park;

(r)	No Adverse Events . Since the date of the Marine Park Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of Marine Park, its subsidiaries, its liabilities or the Marine Park Assets or any damage, loss or other change in circumstances materially affecting Marine Park, the Marine Park Business or the Marine Park Assets or Marine Park’ right to carry on the Marine Park Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Marine Park, its subsidiaries, the Marine Park Business or the Marine Park Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Marine Park to any of Marine Park’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Marine Park Business has been and continues to be carried on in the ordinary course,

(v)	Marine Park has not waived or surrendered any right of material value,

(vi)	neither Marine Park nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Marine Park - Income Tax Matters

(s)
Tax Returns . All tax returns and reports of Marine Park and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Marine Park and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes . Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Marine Park or its subsidiaries. Marine Park is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Marine Park - Applicable Laws and Legal Matters

(u)
Licenses . Marine Park and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Marine Park Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Marine Park Business;

(v)
Applicable Laws . Neither Marine Park nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Marine Park Business, and neither Marine Park nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Marine Park Business;

(w)
Pending or Threatened Litigation . There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Marine Park, its subsidiaries, the Marine Park Business, or any of the Marine Park Assets nor does Marine Park have any knowledge of any deliberate act or omission of Marine Park or its subsidiaries that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy . Neither Marine Park nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Marine Park or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Marine Park or its subsidiaries;

(y)
Labor Matters . Neither Marine Park nor its subsidiaries are party to any collective agreement relating to the Marine Park Business with any labor union or other association of employees and no part of the Marine Park Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Marine Park, has made any attempt in that regard;

(z)
Finder's Fees . Neither Marine Park nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability . The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Marine Park;

(bb)	No Violation or Breach . The execution and performance of this Agreement will not:

(i)
violate the charter documents of Marine Park or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Marine Park or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Marine Park Material Contracts, or any right or rights enjoyed by Marine Park or its subsidiaries,

(iii)
result in any alteration of Marine Park’ or its subsidiaries’ obligations under any agreement to which Marine Park or its subsidiaries are party including, without limitation, the Marine Park Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Marine Park Assets,

(v)	result in the imposition of any tax liability to Marine Park or its subsidiaries relating to the Marine Park Assets, or

(vi)	violate any court order or decree to which either Marine Park or its subsidiaries are subject;

Marine Park Assets - Ownership and Condition

(cc)
Business Assets . The Marine Park Assets comprise all of the property and assets of the Marine Park Business, and no other person, firm or corporation owns any assets used by Marine Park or its subsidiaries in operating the Marine Park Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “E” or “H” hereto;

(dd)
Title . Marine Park or its subsidiaries are the legal and beneficial owner of the Marine Park Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “E” or “H” hereto;

(ee)	No Option . No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Marine Park Assets;

(ff)
Marine Park Insurance Policies . Marine Park and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Marine Park Assets and the Marine Park Business as described in Schedule “G” hereto;

(gg)	Marine Park Material Contracts . The Marine Park Material Contracts listed in Schedule “I” constitute all of the material contracts of Marine Park and its subsidiaries;

(hh)
No Default . There has not been any default in any material obligation of Marine Park or any other party to be performed under any of the Marine Park Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and Marine Park is not aware of any default in the obligations of any other party to any of the Marine Park Material Contracts;

(ii)
No Compensation on Termination . There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Marine Park or its subsidiaries. Neither Marine Park nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Marine Park Assets - Marine Park Equipment

(jj)	Marine Park Equipment . The Marine Park Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Marine Park Assets - Marine Park Goodwill and Other Assets

(kk)
Marine Park Goodwill . Marine Park and its subsidiaries do not carry on the Marine Park Business under any other business or trade names. Marine Park does not have any knowledge of any infringement by Marine Park or its subsidiaries of any patent, trademarks, copyright or trade secret;

Marine Park Business

(ll)
Maintenance of Business . Since the date of the Marine Park Financial Statements, Marine Park and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(mm)	Subsidiaries . Marine Park does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Marine Park - Acquisition Shares

(nn)
Acquisition Shares . The Acquisition Shares when delivered to the NewCardio Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Marine Park, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2   The representations and warranties of Marine Park contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by NewCardio or the NewCardio Shareholders, the representations and warranties of Marine Park shall survive the Closing.

Indemnity

3.3   Marine Park agrees to indemnify and save harmless NewCardio and the NewCardio Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Marine Park to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Marine Park to NewCardio or the NewCardio Shareholders hereunder.

ARTICLE 4
COVENANTS OF MARINE PARK

Covenants

4.1   Marine Park covenants and agrees with NewCardio and the NewCardio Shareholders that it will:

(a)
Conduct of Business . Until the Closing, conduct the Marine Park Business diligently and in the ordinary course consistent with the manner in which the Marine Park Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business . Until the Closing, use its best efforts to preserve the Marine Park Business and the Marine Park Assets and, without limitation, preserve for NewCardio Marine Park’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access . Until the Closing, give NewCardio, the NewCardio Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Marine Park, and furnish to NewCardio, the NewCardio Shareholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents . Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Marine Park Assets notwithstanding the change in control of NewCardio arising from the Acquisition.

Authorization

4.2   Marine Park hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Marine Park and its subsidiaries to release any and all information in their possession respecting Marine Park and its subsidiaries to the NewCardio Shareholders. Marine Park shall promptly execute and deliver to the NewCardio Shareholders any and all consents to the release of information and specific authorizations which the NewCardio Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3   The covenants set forth in this Article shall survive the Closing for the benefit of NewCardio and the NewCardio Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
NEWCARDIO AND THE NEWCARDIO SHAREHOLDERS

Representations and Warranties

5.1   NewCardio and the NewCardio Shareholders hereby represent and warrant in all material respects to Marine Park, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

NewCardio - Company Status and Capacity

(a)
Formation . NewCardio is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business . NewCardio carries on the NewCardio Business primarily in the State of California and does not carry on any material business activity in any other jurisdiction. The nature of the NewCardio Business does not require NewCardio to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)	Legal Capacity . NewCardio has the legal power, capacity and authority to own NewCardio Assets, to carry on the Business of NewCardio and to enter into and complete this Agreement;

NewCardio - Capitalization

(d)	Authorized Capital . The authorized capital of NewCardio consists of 40,000,000 shares of common stock, $0.0001 par value;

(e)
Ownership of NewCardio Common Shares . The issued and outstanding shares of NewCardio common stock will on Closing consist of 10,507,300 shares of common stock, $0.001 par value, (being the NewCardio Common Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The NewCardio Shareholders at Closing will be the registered and beneficial owners of the NewCardio Common Shares. The NewCardio Common Shares owned by the NewCardio Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
Ownership of NewCardio Preferred Shares . The issued and outstanding shares of NewCardio preferred stock will on Closing consist of 7,155,206 shares of preferred stock, $0.001 par value, (being the NewCardio Preferred Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The NewCardio Shareholders at Closing will be the registered and beneficial owners of the NewCardio Preferred Shares. The NewCardio Preferred Shares owned by the NewCardio Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(g)
Options, Warrants or Other Rights . Except for the NewCardio Convertible Securities and the NewCardio Convertible Debt, no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of NewCardio Common Shares held by the NewCardio Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of NewCardio. The NewCardio Shareholders at Closing will be the registered and beneficial owners of the NewCardio Convertible Securities and the NewCardio Convertible Debt. The NewCardio Convertible Securities and the NewCardio Convertible Debt owned by the NewCardio Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(h)	No Restrictions . There are no restrictions on the transfer, sale or other disposition of NewCardio Shares contained in the charter documents of NewCardio or under any agreement;

NewCardio - Records and Financial Statements

(i)	Charter Documents . The charter documents of NewCardio have not been altered since its formation date, except as filed in the record books of NewCardio;

(j)
Minute Books . The minute books of NewCardio are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by NewCardio which required director or shareholder approval are reflected on the corporate minute books of NewCardio. NewCardio is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(k)
NewCardio Financial Statements . The NewCardio Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of NewCardio as of the date thereof, and the sales and earnings of the NewCardio Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(l)
NewCardio Accounts Payable and Liabilities . There are no material liabilities, contingent or otherwise, of NewCardio which are not disclosed in Schedule “J” hereto or reflected in the NewCardio Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the NewCardio Financial Statements, and NewCardio has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of NewCardio as of September 30, 2007 are described in Schedule “J” hereto;

(m)
NewCardio Accounts Receivable . All the NewCardio Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the NewCardio Shareholders, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of NewCardio as of September 30, 2007, are described in Schedule “K” hereto;

(n)	NewCardio Bank Accounts . All of the NewCardio Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “L” hereto;

(o)
No Debt to Related Parties . Except as disclosed in Schedule “M” hereto, NewCardio is not and on Closing will not be, indebted to the NewCardio Shareholders nor to any family member thereof, nor to any affiliate, director or officer of NewCardio or the NewCardio Shareholders except accounts payable on account of bona fide business transactions of NewCardio incurred in normal course of NewCardio Business, including employment agreements with the NewCardio Shareholders, none of which are more than 30 days in arrears;

(p)
No Related Party Debt to NewCardio . Except as set forth on Schedule ”M” hereto, no NewCardio Shareholder nor any director, officer or affiliate of NewCardio is now indebted to or under any financial obligation to NewCardio on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(q)	No Dividends . No dividends or other distributions on any shares in the capital of NewCardio have been made, declared or authorized since the date of the NewCardio Financial Statements;

(r)
No Payments . No payments of any kind have been made or authorized since the date of the NewCardio Financial Statements to or on behalf of the NewCardio Shareholders or to or on behalf of officers, directors, shareholders or employees of NewCardio or under any management agreements with NewCardio, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(s)
No Pension Plans . There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting NewCardio, except as set forth in the NewCardio Financial Statements;

(t)	No Adverse Events . Since the date of the NewCardio Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of NewCardio, its liabilities or the NewCardio Assets or any damage, loss or other change in circumstances materially affecting NewCardio, the NewCardio Business or the NewCardio Assets or NewCardio’s right to carry on the NewCardio Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting NewCardio, the NewCardio Business or the NewCardio Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by NewCardio to the NewCardio Shareholders or to any of NewCardio's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the NewCardio Business has been and continues to be carried on in the ordinary course,

(v)	NewCardio has not waived or surrendered any right of material value,

(vi)	NewCardio has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

NewCardio - Income Tax Matters

(u)
Tax Returns . All tax returns and reports of NewCardio required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by NewCardio or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(v)
Current Taxes . Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by NewCardio. NewCardio is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

NewCardio - Applicable Laws and Legal Matters

(w)
Licenses . NewCardio holds all licenses and permits as may be requisite for carrying on the NewCardio Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the NewCardio Business;

(x)
Applicable Laws . NewCardio has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the NewCardio Business, and, to the knowledge of the NewCardio Shareholders, NewCardio is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the NewCardio Business;

(y)
Pending or Threatened Litigation . There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to NewCardio, the NewCardio Business, or any of the NewCardio Assets, nor do the NewCardio Shareholders have any knowledge of any deliberate act or omission of NewCardio that would form any material basis for any such action or proceeding;

(z)
No Bankruptcy . NewCardio has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against NewCardio and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of NewCardio;

(aa)
Labor Matters . NewCardio is not party to any collective agreement relating to the NewCardio Business with any labor union or other association of employees and no part of the NewCardio Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the NewCardio Shareholders, has made any attempt in that regard;

(bb)
Finder's Fees . NewCardio is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(cc)
Authorization and Enforceability . The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of NewCardio;

(dd)	No Violation or Breach . The execution and performance of this Agreement will not

(i)	violate the charter documents of NewCardio or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which NewCardio is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, NewCardio Material Contracts, or any right or rights enjoyed by NewCardio,

(iii)	result in any alteration of NewCardio's obligations under any agreement to which NewCardio is a party including, without limitation, the NewCardio Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the NewCardio Assets,

(v)	result in the imposition of any tax liability to NewCardio relating to NewCardio Assets or the NewCardio Shares, or

(vi)	violate any court order or decree to which either NewCardio is subject;

NewCardio Assets - Ownership and Condition

(ee)
Business Assets . The NewCardio Assets, comprise all of the property and assets of the NewCardio Business, and neither the NewCardio Shareholders nor any other person, firm or corporation owns any assets used by NewCardio in operating the NewCardio Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “N” or “Q” hereto;

(ff)
Title . NewCardio is the legal and beneficial owner of the NewCardio Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “N” or “Q” hereto;

(gg)	No Option . No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the NewCardio Assets;

(hh)
NewCardio Insurance Policies . NewCardio maintains the public liability insurance and insurance against loss or damage to the NewCardio Assets and the NewCardio Business as described in Schedule “P” hereto;

(ii)	NewCardio Material Contracts . The NewCardio Material Contracts listed in Schedule “R” constitute all of the material contracts of NewCardio;

(jj)
No Default . There has not been any default in any material obligation of NewCardio or any other party to be performed under any of NewCardio Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and NewCardio is not aware of any default in the obligations of any other party to any of the NewCardio Material Contracts;

(kk)
No Compensation on Termination . There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of NewCardio. NewCardio is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

NewCardio Assets - NewCardio Equipment

(ll)	NewCardio Equipment . The NewCardio Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

NewCardio Assets - NewCardio Goodwill and Other Assets

(mm)
NewCardio Goodwill . NewCardio carries on the NewCardio Business only under the name " NewCardio Technologies, Inc. " and variations thereof and under no other business or trade names. The NewCardio Shareholders do not have any knowledge of any infringement by NewCardio of any patent, trademark, copyright or trade secret;

The Business of NewCardio

(nn)
Maintenance of Business . Since the date of the NewCardio Financial Statements, the NewCardio Business has been carried on in the ordinary course and NewCardio has not entered into any material agreement or commitment except in the ordinary course; and

(oo)
Subsidiaries . NewCardio does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and NewCardio does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

NewCardio Shareholder Representations and Warranties

(pp)
Investment Intent . The Acquisition Shares are being acquired hereunder by the NewCardio Shareholders for investment purposes only, for their own account, not as a nominee or agent and not with a view to the distribution thereof. The NewCardio Shareholders have no present intention to sell or otherwise dispose of the Acquisition Shares and they will not do so except in compliance with the provisions of the Securities Act of 1933, as amended, and applicable law. The NewCardio Shareholders understand that the Acquisition Shares which may be acquired hereunder must be held by them indefinitely unless a subsequent disposition or transfer of any of said shares is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom. The NewCardio Shareholders further understand that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Seller) promulgated under the Securities Act of 1933, as amended, depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may afford the basis for sales only in limited amounts.

(qq)
Investment Experience; Suitability . The NewCardio Shareholders are each sophisticated investors familiar with the type of risks inherent in the acquisition of securities such as the Acquisition Shares and the NewCardio Shareholders’ financial position is such that the NewCardio Shareholders can afford to retain the shares of Acquisition Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

(rr)
Accreditation . The NewCardio Shareholders are each an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. The NewCardio Shareholders understand that the Acquisition Shares are being offered to them in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Marine Park is relying upon the truth and accuracy of, and the NewCardio Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the NewCardio Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the NewCardio Shareholders to acquire the Acquisition Shares.

Non-Merger and Survival

5.2   The representations and warranties of NewCardio contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Marine Park, the representations and warranties of NewCardio shall survive the Closing.

Indemnity

5.3   NewCardio and the NewCardio Shareholders agree to indemnify and save harmless Marine Park from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the NewCardio Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by NewCardio or the NewCardio Shareholders to Marine Park hereunder; provided, however, the NewCardio Shareholders shall not be required to indemnify Marine Park for any such Claims in excess of the value of the NewCardio Shares.

ARTICLE 6
COVENANTS OF NEWCARDIO AND
THE NEWCARDIO SHAREHOLDERS

Covenants

6.1   NewCardio and the NewCardio Shareholders covenant and agree with Marine Park that they will:

(a)
Conduct of Business . Until the Closing, conduct the NewCardio Business diligently and in the ordinary course consistent with the manner in which the NewCardio Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business . Until the Closing, use their best efforts to preserve the NewCardio Business and the NewCardio Assets and, without limitation, preserve for Marine Park NewCardio’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access . Until the Closing, give Marine Park and its representatives full access to all of the properties, books, contracts, commitments and records of NewCardio relating to NewCardio, the NewCardio Business and the NewCardio Assets, and furnish to Marine Park and its representatives all such information as they may reasonably request; and

(d)
Procure Consents . Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the NewCardio Assets, including the NewCardio Material Contracts, notwithstanding the change in control of NewCardio arising from the Acquisition.

Authorization

6.2   NewCardio hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting NewCardio to release any and all information in their possession respecting NewCardio to Marine Park. NewCardio shall promptly execute and deliver to Marine Park any and all consents to the release of information and specific authorizations which Marine Park reasonably require to gain access to any and all such information.

Survival

6.3   The covenants set forth in this Article shall survive the Closing for the benefit of Marine Park.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Marine Park

7.1   Marine Park’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Marine Park hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by NewCardio or the NewCardio Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the NewCardio Shares held by the NewCardio Shareholders will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the NewCardio Shares shall be duly transferred to Marine Park;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of NewCardio, its liabilities or the NewCardio Assets or any damage, loss or other change in circumstances materially and adversely affecting NewCardio, the NewCardio Business or the NewCardio Assets or NewCardio's right to carry on the NewCardio Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to NewCardio or the NewCardio Business (whether or not covered by insurance) materially and adversely affecting NewCardio, the NewCardio Business or the NewCardio Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(f)	the transactions contemplated hereby shall have been approved by the board of directors of NewCardio.

Waiver by Marine Park

7.2   The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Marine Park and any such condition may be waived in whole or in part by Marine Park at or prior to the Closing by delivering to NewCardio a written waiver to that effect signed by Marine Park. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Marine Park shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of NewCardio and the NewCardio Shareholders

7.3   The obligations of NewCardio and the NewCardio Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to NewCardio under Section 9 will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Marine Park at or prior to the Closing will have been complied with or performed;

(c)
Marine Park will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to NewCardio at the Closing and the Acquisition Shares will be registered on the books of Marine Park in the name of the holder of NewCardio Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Marine Park, its subsidiaries, their liabilities or the Marine Park Assets or any damage, loss or other change in circumstances materially and adversely affecting Marine Park, the Marine Park Business or the Marine Park Assets or Marine Park’ right to carry on the Marine Park Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Marine Park or the Marine Park Business (whether or not covered by insurance) materially and adversely affecting Marine Park, its subsidiaries, the Marine Park Business or the Marine Park Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the board of directors of Marine Park;

(g)	each of the directors and officers of Marine Park shall have resigned as directors and/or officers of Marine Park;

(h)	the nominees of the NewCardio Shareholders, set forth on Exhibit “C,” annexed hereto, shall have been appointed as members of the board of directors of Marine Park.

Waiver by NewCardio and the NewCardio Shareholders

7.4   The conditions precedent set out in the preceding section are inserted for the exclusive benefit of NewCardio and the NewCardio Shareholders and any such condition may be waived in whole or in part by NewCardio or the NewCardio Shareholders at or prior to the Closing by delivering to Marine Park a written waiver to that effect signed by NewCardio and the NewCardio Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, NewCardio and the NewCardio Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5   The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6   Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before January 5, 2008 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7   Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from NewCardio and Marine Park and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Marine Park will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Marine Park’s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of NewCardio

8.1   If any material loss or damage to the NewCardio Business occurs prior to Closing and such loss or damage, in Marine Park' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Marine Park shall, within two (2) days following any such loss or damage, by notice in writing to NewCardio, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Marine Park' obligations to carry out the transactions contemplated hereby, be vested in NewCardio or otherwise adequately secured to the satisfaction of Marine Park on or before the Closing Date.

Material Change in the Marine Park Business

8.2   If any material loss or damage to the Marine Park Business occurs prior to Closing and such loss or damage, in NewCardio's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, NewCardio shall, within two (2) days following any such loss or damage, by notice in writing to Marine Park, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to NewCardio's obligations to carry out the transactions contemplated hereby, be vested in Marine Park or otherwise adequately secured to the satisfaction of NewCardio on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1   The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by NewCardio

9.2   On or before the Closing, NewCardio and the NewCardio Shareholders will deliver or cause to be delivered to Marine Park:

(a)
the original or certified copies of the charter documents of NewCardio, including amendments thereof, and all corporate records documents and instruments of NewCardio, the corporate seal of NewCardio and all books and accounts of NewCardio;

(b)
all reasonable consents or approvals required to be obtained by NewCardio for the purposes of completing the Acquisition and preserving and maintaining the interests of NewCardio under any and all NewCardio Material Contracts and in relation to NewCardio Assets;

(c)	certified copies of such resolutions of the directors of NewCardio as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from NewCardio of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)
the certificates or other evidence of ownership of the NewCardio Shares, together with such other documents or instruments required to effect transfer of ownership of the NewCardio Shares to Marine Park;

(f)	declaration of acceptance by nominees of the NewCardio Shareholders set forth on Exhibit “C” of being elected as members of the board of directors of Marine Park, and

(g)	such other documents as Marine Park may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Marine Park

9.3   On or before the Closing, Marine Park shall deliver or cause to be delivered to NewCardio and the NewCardio Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of NewCardio Common Stock;

(b)	certified copies of such resolutions of the directors of Marine Park as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Marine Park dated as of the Closing Date appointing the nominees of the NewCardio Shareholders set forth on Exhibit “C” to the board of directors of Marine Park;

(d)	resignations of all of the officers and directors of Marine Park as of the Closing Date;

(e)	an acknowledgement from Marine Park of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(f)	certificate of incorporation and good standing certificate of Marine Park;

(g)
the Return to Treasury Agreements, duly executed by Marine Park and Harborview Master Fund L.P. and Diverse Trading Ltd., along with all applicable share certificates of Marine Park and any other documents required thereunder;

(h)	the Certificate of Designation, duly filed with the Secretary of State of Delaware by Marine Park;

(i)	a legal opinion of counsel to Marine Park, in substantially the form of Exhibit “E” attached hereto; and

(j)	such other documents as NewCardio may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Marine Park, NewCardio and the NewCardio Shareholders, as the case may be, agree to use all their best efforts to:

(a)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement within 4 days of the Closing which includes the audited financial statements of NewCardio as well as pro forma financial information of NewCardio and Marine Park as required by Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission; and

(b)	change the name of Marine Park to such other name as determined by the board of directors of Marine Park.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1   The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2   Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3   The address for service of notice of each of the parties hereto is as follows:

(a)	Marine Park:

850 Third Avenue, Suite 1801
New York, New York 10022
Attention: David Stefansky
Telephone no. (646) 218-1400
Facsimile no.

With a copy to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attn: Gregg E. Jaclin, Esq.
Telephone no. (732) 409-1212
Facsimile no. (732) 577-1188

(b)	NewCardio or the NewCardio Shareholders:

2033 Gateway Plaza, Suite 500
San Jose, California 95110
Attention:
Telephone no.
Facsimile no.

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attn: Marc Ross, Esq.
Phone: (212) 930-9700
Telecopier: (212) 930-9725

Change of Address

11.4   Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5   Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6   Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7   The provisions contained herein constitute the entire agreement among NewCardio, the NewCardio Shareholders and Marine Park respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among NewCardio, the NewCardio Shareholders and Marine Park with respect to the subject matter hereof.

Enurement

11.8   This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9   This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10   This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11   This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MARINE PARK HOLDINGS, INC.

By:	/s/ David Stefansky
David Stefansky
President, Chief Executive Officer and
Chief Financial Officer

NEWCARDIO, INC.

By:	/s/ Branislav Vajdic
Branislav Vajdic
President and Chief Executive Officer

[Signature page to Share Exchange Agreement]

Exhibit A

Name	NewCardio Shares	Marine Park Shares

Exhibit B.1
RETURN TO TREASURY AGREEMENT

THIS AGREEMENT is made as of the ___ day of December , 2007

BETWEEN:

MARINE PARK HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business at 850 Third Avenue, Suite 1801, New York, New York 10022 (the “Company”)

AND:

HARBORVIEW MASTER FUND L.P. , a British Virgin Islands limited partnership and having an office for business at 850 Third Avenue, Suite 1801, New York, New York 10022 (the “Shareholder”).

WHEREAS:

A.   The Shareholder is the registered and beneficial owner of 9,830,600 shares of the Company’s common stock.

B.   The Company has entered into a Share Exchange Agreement with NewCardio, Inc., a Delaware corporation, and certain other parties (the “Merger Agreement”).

C.   As a condition to the aforementioned Merger Agreement, the Shareholder has agreed to return Nine Million Three Hundred Twenty Five Thousand (9,325,000) shares of the Company’s common stock (the “Surrendered Shares”) held by them to the treasury of the Company for the sole purpose of the Company retiring the Surrendered Shares.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and sum of $1.00 now paid by the Company to the Shareholder, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Surrender of Shares

1.   The Shareholder hereby surrenders to the Company the Surrendered Shares by delivering to the Company herewith a share certificate or certificates representing the Shares, duly endorsed for transfer in blank, The Company hereby acknowledges receipt from the Shareholder of the certificates for the sole purpose of retiring the Surrendered Shares.

Retirement of Shares

2.   The Company agrees, subject to section 3 hereof, to forthwith after the closing of the Merger Agreement to retire the Surrendered Shares pursuant to §243 of the Delaware General Corporation Law.

Condition Precedent

3.   Notwithstanding any other provision herein, in the event that the transactions contemplated by the Merger Agreement do not close on or before the deadline set forth is said Merger Agreement, this Agreement shall terminate and the Company shall forthwith return to the Shareholder the certificates representing the Surrendered Shares.

Representations and Warranties

4.   The Shareholder represents and warrants to the Company that it is the owner of the Surrendered Shares and that it has good and marketable title to the Surrendered Shares and that the Surrendered Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

General

5.   Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

6.   Time is expressly declared to be the essence of this Agreement.

7.   The provisions contained herein constitute the entire agreement among the Company and the Shareholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and the Shareholder with respect to the subject matter hereof.

8.   This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.   This Agreement is not assignable without the prior written consent of the parties hereto.

10.   This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MARINE PARK HOLDINGS, INC.

By:

SHAREHOLDER:

HARBORVIEW MASTER FUND L.P.

By:

Exhibit B.2

RETURN TO TREASURY AGREEMENT

THIS AGREEMENT is made as of the ___ day of December , 2007

BETWEEN:

MARINE PARK HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business at 850 Third Avenue, Suite 1801, New York, New York 10022 (the “Company”)

AND:

DIVERSE TRADING LTD. , a British Virgin Islands corporation and having an office for business at _________________________ (the “Shareholder”).

WHEREAS:

A.   The Shareholder is the registered and beneficial owner of 1,000,000 shares of the Company’s common stock.

B.   The Company has entered into a Share Exchange Agreement with NewCardio, Inc., a Delaware corporation, and certain other parties (the “Merger Agreement”).

C.   As a condition to the aforementioned Merger Agreement, the Shareholder has agreed to return Sixty Thousand Fifteen (60,015) shares of the Company’s common stock (the “Surrendered Shares”) held by them to the treasury of the Company for the sole purpose of the Company retiring the Surrendered Shares.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and sum of $1.00 now paid by the Company to the Shareholder, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Surrender of Shares

1.   The Shareholder hereby surrenders to the Company the Surrendered Shares by delivering to the Company herewith a share certificate or certificates representing the Shares, duly endorsed for transfer in blank, The Company hereby acknowledges receipt from the Shareholder of the certificates for the sole purpose of retiring the Surrendered Shares.

Retirement of Shares

2.   The Company agrees, subject to section 3 hereof, to forthwith after the closing of the Merger Agreement to retire the Surrendered Shares pursuant to §243 of the Delaware General Corporation Law and to deliver to the Shareholder a balance Certificate free of restrictive legends. .

Condition Precedent

3.   Notwithstanding any other provision herein, in the event that the transactions contemplated by the Merger Agreement do not close on or before the deadline set forth is said Merger Agreement, this Agreement shall terminate and the Company shall forthwith return to the Shareholder the certificates representing the Surrendered Shares.

Representations and Warranties

4.   The Shareholder represents and warrants to the Company that it is the owner of the Surrendered Shares and that it has good and marketable title to the Surrendered Shares and that the Surrendered Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

General

5.   Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

6.   Time is expressly declared to be the essence of this Agreement.

7.   The provisions contained herein constitute the entire agreement among the Company and the Shareholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and the Shareholder with respect to the subject matter hereof.

8.   This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.   This Agreement is not assignable without the prior written consent of the parties hereto.

10.   This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MARINE PARK HOLDINGS, INC.

By:

SHAREHOLDER:

DIVERSE TRADING LTD.

By:

Exhibit C

Director Nominees

•	Branislav Vajdic
•	Robert Blair – Chairman of the Board

Officer Nominees

•	Branislav Vajdic - President, Chief Executive Officer and Secretary

Exhibit D

MARINE PARK HOLDINGS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A 10% CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned, __________ and ____________, do hereby certify that:

1. They are the President and Secretary, respectively, of Marine Park Holdings, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 1,000,000 shares of preferred stock, none of which have been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 1,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 12,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

1

TERMS OF PREFERRED STOCK

Section 1.  Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 7(b).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(e)(iii).

2

“Change of Control Transaction” means the occurrence after the date of the Merger (as defined in the Purchase Agreement) and after giving effect to the issuance of the Preferred Stock as provided in the Purchase Agreement of any of (i) an acquisition after the date hereof by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

3

“Conversion Shares Registration Statement” means a registration statement that registers the resale of all Conversion Shares of the Holders, who shall be named as a “selling stockholder” therein and meets the requirements of the Registration Rights Agreement.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Share Amount” shall have the meaning set forth in Section 3(a).

“Effective Date” means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

“Equity Conditions” means, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (ii) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (iii) there is an effective Conversion Shares Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to conversion of the Preferred Stock (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on a Trading Market and all of the shares issuable upon conversion of the Preferred Stock are listed for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares of Common Stock issuable pursuant to the Transaction Documents, (vi) there is no existing Triggering Event or no existing event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (vii) the issuance of the shares in question (or, in the case of a Forced Conversion, the shares issuable upon conversion in full of the Forced Conversion amount) to the applicable Holder would not violate the limitations set forth in Section 6(c), (viii) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (ix) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

4

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to the Employee Stock Option Plan (as defined in the Purchase Agreement), (b) securities upon the exercise of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Forced Conversion” means a conversion of the Preferred Stock into Common Stock by the Company in accordance with Section 8.

“Forced Conversion Amount” means the sum of (i) the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Preferred Stock.

“Forced Conversion Date” shall have the meaning set forth in Section 8.

“Forced Conversion Notice” shall have the meaning set forth in Section 8.

“Forced Conversion Notice Date” shall have the meaning set forth in Section 8.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“New York Courts” shall have the meaning set forth in Section 11(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

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“Permitted Indebtedness” means (a) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement and (b) lease obligations and purchase money indebtedness of up to $100,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Corporation’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Corporation’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder, provided that such Liens are not secured by assets of the Corporation or its Subsidiaries other than the assets so acquired or leased.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(e).

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

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“Subscription Amount” means, as to each Purchaser, the amount in United States Dollars and in immediately available funds to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Purchaser’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount.”

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“Triggering Event” shall have the meaning set forth in Section 9(a).

“Triggering Redemption Amount” means, for each share of Preferred Stock, the sum of (i) the greater of (A) 120% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Conversion Price, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other costs, expenses or amounts due in respect of the Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 9(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

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Section 2.  Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series A 10% Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 12,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000, subject to increase set forth in Section 3(a) below (the “Stated Value”).

Section 3.  Dividends.

a) Dividends in Cash or in Kind. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 10% per annum (subject to increase pursuant to Section 9(b)), payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date and on each Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash, or at the Corporation’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 3(a), or a combination thereof (the amount to be paid in shares of Common Stock, the “Dividend Share Amount”). The form of dividend payments to each Holder shall be determined in the following order of priority: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in cash only; (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued solely for such purpose (A) if not then effectively registered for resale by the Holder, at 90% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date and (B) if then effectively registered for resale by the Holder, at 100% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, in shares of Common Stock which shall be valued solely for such purpose (A) if not then effectively registered for resale by the Holder, at 90% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date and (B) if then effectively registered for resale by the Holder, at 100% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date; and (iv) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, then, at the election of such Holder, (1) such dividends shall accrue to the next Dividend Payment Date, (2) shall be accreted to, and increase, the outstanding Stated Value, or (3) in shares of Common Stock which shall be valued solely for such purpose (A) if not then effectively registered for resale by the Holder, at 90% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date and (B) if then effectively registered for resale by the Holder, at 100% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6. On the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of Preferred Stock under the Purchase Agreement, the Corporation shall have notified the Holders whether or not it may legally pay cash dividends as of the Closing Date. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to legally pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or Common Stock, the Corporation must provide the Holders with at least 20 Trading Days’ notice of its election to pay a regularly scheduled dividend in Common Stock and whether or not a registration statement relating thereto is then effective (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice). Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment). If at any time the Corporation delivers a notice to the Holders of its election to pay the dividends in shares of Common Stock, the Corporation shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election.

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b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 9(a)(ix). So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

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c) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Purchase Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of each Holder.

Section 4.  Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5.  Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to 120% of the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

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Section 6.  Conversion.

a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $0.95, subject to adjustment herein (the “Conversion Price”).

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c) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Securitites and Exchange Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(c) applicable to its Preferred Stock. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

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d) [RESERVED].

e) Mechanics of Conversion
i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) a certificate or certificates which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the Effective Date, the Corporation shall, upon request of such Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, in which event the Corporation shall promptly return to such Holder any original Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates representing the shares of Preferred Stock unsuccessfully tendered for conversion to the Corporation.

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ii. Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates pursuant to Section 6(e)(i) on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare a Triggering Event pursuant to Section 9 for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The Exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates by the Share Delivery Date pursuant to Section 6(e)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(e)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

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iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the Purchase Agreement) be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Conversion Shares Registration Statement.

v. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

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Section 7.  Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then (A) as to Dilutive Issuances that occur on or before the two year anniversary of the Original Issue Date, the Conversion Price shall be reduced to equal the Base Conversion Price and (B) as to Dilutive Issuances that occur after the two year anniversary of the Original Issue Date, the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. If the Corporation enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Corporation shall notify the Holders in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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c) Subsequent Rights Offerings. If the Corporation, at any time while this Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Corporation, at any time while this Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Section 7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holders describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

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g) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

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Section 8.  Forced Conversion. Notwithstanding anything herein to the contrary, if after the Effective Date (i) the VWAP for each of any 20 consecutive Trading Day period, which 20 consecutive Trading Day period shall have commenced only after the Effective Date (“Threshold Period”), exceeds 300% of the then effective Conversion Price, and (ii) the average daily trading volume for the previous 20 Trading Days exceeds the lesser of (A) $250,000 or (B) 0.75% of the Company’s total market capitalization as of the Forced Conversion Notice Date, then the Corporation may, within 1 Trading Day after the end of any such Threshold Period, deliver a written notice to all Holders (a “Forced Conversion Notice” and the date such notice is delivered to all Holders, the “Forced Conversion Notice Date”) to cause each Holder to convert all or part of such Holder’s Preferred Stock (as specified in such Forced Conversion Notice) plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Preferred Stock pursuant to Section 6, it being agreed that the “Conversion Date” for purposes of Section 6 shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the “Forced Conversion Date”). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on each Trading Day during the applicable Threshold Period through and including the later of the Forced Conversion Date and the Trading Day after the date that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holders pursuant to the Forced Conversion Notice. Any Forced Conversion Notices shall be applied ratably to all of the Holders based on each Holder’s initial purchases of Preferred Stock hereunder, provided that any voluntary conversions by a Holder shall be applied against such Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if less than all shares of the Preferred Stock are forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions.

Section 9.  Redemption Upon Triggering Events.  a) “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within five calendar days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of any Event (as defined in the Registration Rights Agreement) within five days of the date due;

ii. the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

iii. Reserved

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iv. the Corporation shall redeem more than a de minimis number of Junior Securities other than as to repurchases of Common Stock or Common Stock Equivalents from departing officers and directors of the Corporation, provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $100,000 from all officers and directors;

v. any breach of the agreements delivered to the initial Holders at the Closing pursuant to Section 2.2(a)(iv) of the Purchase Agreement;

vi. the Corporation shall be party to a Change of Control Transaction;

vii. there shall have occurred a Bankruptcy Event;

viii. the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than five Trading Days, which need not be consecutive Trading Days; or

ix. any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any subsidiary or any of their respective property or other assets for greater than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to, (A) with respect to the Triggering Events set forth in Sections 9(a)(i), (iii), (iv), (vi) (as to Changes of Control approved by the Board of Directors of the Corporation) and (vii) (as to voluntary filings only), redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount or (B) at the option of each Holder and with respect to the Triggering Events set forth in Sections 9(a) (ii), (v), (vi) (as to Changes of Control not approved by the Board of Directors of the Corporation), (vii) (as to involuntary filings only), (viii) and (ix), either (a) redeem all of the Preferred Stock then held by such Holder for a redemption price, in shares of Common Stock, equal to a number of shares of Common Stock equal to the Triggering Redemption Amount divided by 75% of the average of the 10 VWAPs immediately prior to the date of election hereunder or (b) increase the dividend rate on all of the outstanding Preferred Stock held by such Holder to 18% per annum thereafter. The Triggering Redemption Amount, in cash or in shares, shall be due and payable or issuable, as the case may be, within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”). If the Corporation fails to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the applicable Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.

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Section 10.  Negative Covenants. So long as any shares of Preferred Stock are outstanding, unless the holders of at least 67% in Stated Value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its certificate of incorporation, bylaws, or other charter documents so as to materially and adversely affect any rights of any Holder;

d) amend this Certificate of Designations;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, except for the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

f) enter into any agreement or understanding with respect to any of the foregoing; or

g) pay cash dividends or distributions on Junior Securities of the Corporation.

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Section 11. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile number _______, Attention: _________________or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holders. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 11 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

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d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

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i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A 10% Convertible Preferred Stock.

*********************

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this ___ day of December __ 2007.

Name: Title:	Name: Title:

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES
OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A 10% Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Marine Park Holdings, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ________________________________________________________

Number of shares of Preferred Stock owned prior to Conversion: ____________________________

Number of shares of Preferred Stock to be Converted: ____________________________________

Stated Value of shares of Preferred Stock to be Converted: _________________________________

Number of shares of Common Stock to be Issued: ________________________________________

Applicable Conversion Price:  _______________________________________________________

Number of shares of Preferred Stock subsequent to Conversion:  ____________________________
Address for Delivery: _____________________________________________________________

or

DWAC Instructions:

Broker no: ______________

Account no:  ________________

[HOLDER]

By:
Name:
Title:

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EXHIBIT E

FORM OF LEGAL OPINION

[List of Purchasers]

Ladies and Gentlemen:

We have acted as counsel to Marine Park Holdings, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery by the Company of the Share Exchange Agreement, dated as of December __, 2007 (the “Agreement”), by and among the Company, NewCardio, Inc. and the shareholders of NewCardio, Inc. identified on the signature pages thereto (the “Shareholders”).  This opinion is given to you pursuant to Section 9.3(1) of the Agreement.  (Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.)

We have participated in the preparation and negotiation of the Agreement and the Exhibits and Schedules thereto, and the other documents referred to therein.  We also have examined such certificates of public officials, corporate documents and records and other certificates, opinions, agreements and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth.

Based on the foregoing and upon such investigation as we have deemed necessary, we give you our opinion as follows:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.  The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals, that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a material adverse effect on the Company.

2. Each of the following subsidiaries of the Company (the “Subsidiaries”) is a corporation, duly organized and in good standing under the laws of its state of organization, as noted:

3. The Company has all requisite power and authority (i) to execute, deliver and perform the Agreement and the other documents contemplated therein, (ii) to issue, sell and deliver the Acquisition Shares pursuant to the Agreement and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Agreement and the transactions contemplated therein.

4. All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Agreement and the other documents contemplated therein, the authorization, issuance, sale and delivery of the Acquisition Shares pursuant to the Agreement, and the consummation by the Company of the transactions contemplated by the Agreement has been duly taken.  The Agreement and the other documents contemplated therein have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

5. After giving effect to the transactions contemplated by the Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: an aggregate of _________ shares of Marine Park Common Shares, of which  shares will be issued and outstanding and _________ shares are reserved for issuance upon conversion of issued and outstanding options, warrants and other derivative securities, __________ shares are reserved for issuance to employees, officers and directors under currently outstanding incentive stock option grants and __________ shares are subject to currently outstanding non-qualified stock option grants.  All presently issued and outstanding shares of Marine Park Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations.  The Acquisition Shares which are being issued on the date hereof pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations.  To our knowledge, except for rights described in the Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.  The rights, privileges and preferences of the Marine Park Common Shares are as stated in the Company’s Certificate of Incorporation.

6. The Company has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

7. Based in part upon the representations of the NewCardio Shareholders contained in the Agreement, the Acquisition Shares may be issued to the NewCardio Shareholders without registration under the Securities Act of 1933, as amended.

8. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Agreement and the other documents contemplated therein and the issuance, sale and delivery of the Acquisition Shares pursuant to the Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation applicable to the Company or its Subsidiaries or of the certificate of incorporation or by-laws or other similar organizational documents of the Company or its Subsidiaries, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company of its Subsidiaries is a party or is subject or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company or its Subsidiaries.

9. To our knowledge, except as set forth in the Schedules to the Agreement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of the officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees) of the Company or its Subsidiaries, or affecting any of its properties or assets.

10. In connection with the valid execution, delivery and performance by the Company of the Agreement and the other documents contemplated therein, or the offer, sale, issuance or delivery of the Acquisition Shares or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required.

11. The Company is not, and after the consummation of the transactions contemplated by the Agreement and the other documents contemplated therein shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,